EXHIBIT 10.28.3

ASSIGNMENT AND AGREEMENT

WHEREAS, David Jenkins (hereinafter referred to singly and collectively as "ASSIGNOR") have invented a certain invention entitled "VESSEL CLOSING DEVICE", for which a U.S. Design Patent Application was filed on December 12, 2022 as Application No. 29/862,677.

WHEREAS, Catheter Precision, Inc., having its principal place of business at 500 International Drive, Suite 333, Mt. Olive, New Jersey 07828 (hereinafter referred to as "ASSIGNEE") is desirous of acquiring the entire interest therein;

NOW THEREFORE, in view of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ASSIGNOR has sold, assigned, and transferred, and by these presents hereby sells, assigns, and transfers, unto ASSIGNEE, its successors and assigns, the full and exclusive right, title, and interest in and to (a) the above-identified invention or inventions and all improvements and modifications thereof, (b) the above-identified application and all other applications for Letters Patent of the United States and countries foreign thereto for the above-identified invention or inventions and all improvements and modifications thereof, (c) all Letters Patent which may issue from said applications in the United States and countries foreign thereto, (d) all divisions, continuations, reissues, and extensions of said applications and Letters Patent, and (e) the right to claim for any of said applications the full benefits and priority rights under the International Convention and any other international agreement to which the United States adheres; such right, title, and interest to be held and enjoyed by

ASSIG EE, its successors and assigns, to the full end of the term or terms for which any and all such Letters Patent may be granted as fully and entirely as would have been held and enjoyed by ASSIGNOR had this Assignment not been made.

ASSIGNOR HEREBY AUTHORIZES AND REQUESTS the Commissioner of Patents and Trademarks to issue said Letters Patent to ASSIGNEE as assignee of the entire interest, for the sole use and benefit of ASSIGNEE, its successors and assigns.

ASSIGNOR HEREBY AGREES (a) to communicate to ASSIGNEE, its successors and assigns, or their representatives or agents, all facts and information known or available to ASSIGNOR respecting said invention or inventions, improvements, and modifications including evidence for interference, reexamination, reissue, opposition, revocation, extension, or infringement purposes or other legal, judicial, or administrative proceedings, whenever requested by ASSIGNEE; (b) to testify in person or by affidavit as required by ASSIGNEE, its successors and assigns, in any such proceeding in the United States or a country foreign thereto; (c) to execute and deliver, upon request by ASSIGNEE, all lawful papers including, but not limited to, original, divisional, continuation, and reissue applications, renewals, assignments, powers of attorney, oaths, affidavits, declarations, depositions; and (d) to provide all reasonable assistance to ASSIGNEE, its successors and assigns, in obtaining and enforcing proper title in and protection for said invention or inventions, improvements, and modifications under the intellectual property laws of the United States and countries foreign thereto.

ASSIGNOR HEREBY REPRESENTS AND WARRANTS that ASSIGNOR has the full and unencumbered right to sell, assign, and transfer the interests sold, assigned, and transferred herein, and that ASSIGNOR has not executed and will not execute any document or instrument in conflict herewith.

ASSIGNOR HEREBY GRANTS to the law firm of The Marbury Law Group PLLC the power and authority to insert in this Assignment any further identification which may be necessary or desirable to comply with the rules of the U.S. Patent and Trademark Office for recordation of this Assignment.

ASSIGNOR UNDERSTANDS AND AGREES that the attorneys and agents of the law firm of The Marbury Law Group PLLC do not personally represent ASSIGNOR or ASSIGNOR's legal interests, but instead represent the interests of ASSIGNEE; since aid attorneys and agents cannot provide legal advice to ASSIGNOR with respect to this

Assignment, ASSIGNOR acknowledges its right to seek its own independent legal counsel.

NAMES AND SIGNATURES OF INVENTOR
Name: David Jenkins	Signature: /s/ David Jenkins	Date: January 24, 2023

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